Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

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IN RE ARCHER AVIATION INC.	)	C.A. No. 2023-_____
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VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Archer Aviation Inc. (“Archer” or the “Company”) brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1.        The Company seeks to validate an Amended and Restated Certificate of Incorporation that it filed on September 16, 2021 (the “Charter”). Like many companies in recent weeks, the Company files this Petition to address potential issues of validity identified in this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. 27, 2022) (“Boxed”).

2.        The Company was initially a special purpose acquisition company (“SPAC”) known as Atlas Crest Investment Corp. It adopted the Charter in connection with a de-SPAC business combination with Archer Aviation, Inc. (“Legacy Archer”), a company focused on sustainable air mobility, including the design and development of electric aircraft (the “Business Combination” or “de-SPAC Merger”).

3.        In connection with the Business Combination, the Company sought amendment of the predecessor certificate of incorporation (the “Old Charter”) in order to implement a new dual-class capital structure, consisting of Class A shares and Class B shares. This amendment included increasing the number of authorized Class A shares from 200 million to 700 million.

4.        Relevant here, the amendment approving the new Charter was adopted by the combined affirmative vote of a majority of the voting power of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class. Viewing its Class A Common Stock and Class B Common Stock as two series of the same class of stock, the Company believed no class votes were required to adopt the Charter.

5.        That belief has been called into question. The Court of Chancery read the SPAC charter in Boxed (which resembles the Old Charter) as creating two classes of common stock, and therefore increases in the authorized share number of a class had to be approved by a separate class vote of that class under Section 242(b)(2) of the DGCL. Applying Boxed to the Old Charter, it is possible that the Charter had to be approved by separate class votes of each of the Class A Common Stock and Class B Common Stock in addition to the vote sought and obtained by the Company in connection with the adoption of the Charter. A separate class vote of the Class A Common Stock was not obtained in connection with the approval of the Charter. The Company wishes to resolve any doubts about the validity of the Charter, including the number of authorized shares of Class A Common stock in the Charter.

6.        The Company respectfully submits that prompt relief under Section 205 is warranted. The Charter was adopted nearly a year and a half ago. In connection with and following the Business Combination, the Company issued millions of shares of Common Stock and other securities convertible, exercisable or settleable for Class A Common Stock, the validity of which may be drawn into question as a result of the Boxed decision. Specifically, although the de-SPAC Merger did not result in the formal issuance of shares in excess of the 200 million shares authorized under the Old Charter, the Company did issue various securities that, under Delaware law, may have technically taken the Company over this cap. Further, the Company’s ability to issue promised shares of Class A Common Stock in excess of the limit set forth in the Old Charter may be disputed as a result of Boxed. This uncertainty might cause market disruption, impede the Company’s ability to hire and retain employees through equity awards, and jeopardize the Company’s current and potential financing arrangements and operational matters. Further, under Securities and Exchange Commission (“SEC”) rules, the Company is required to file audited financial statements as part of its Form 10-K by March 31, 2023. Before issuing the 10-K, the Company, for disclosure purposes, wishes to resolve any uncertainty over the authorized shares of its common stock. The Company also has an upcoming annual meeting, and needs confirmation of the number of shares it has outstanding and available to vote on matters at the annual meeting. Absent this confirmation, the Company’s stockholders may be disenfranchised.

7.        Recourse under Section 204 of the DGCL is not practicable because, even if the stockholders who could properly vote on such ratification are identifiable, any ratification vote would take a number of administrative steps, and the timing of such ratification (including obtaining the certificate of validation from the Delaware Secretary of State) is unclear and likely would occur after the Company needs to file its 10-K.

8.        Accordingly, relief under Section 205 is the most practicable, timely, and efficient recourse available to place the Company and its investors in the position in which they believed themselves to be absent these technical issues.

BACKGROUND

9.        The Company was incorporated on August 26, 2020 as a SPAC. The Company amended and restated its initial charter through a filing in Delaware on October 29, 2020.1 This “Old Charter” was in effect at the time the Company sought stockholder approval of the new Charter at issue in this Petition. See Exhibit A (Old Charter).

[1]	The amendments effective on October 29, 2020 are not material to this petition.

A.	The de-SPAC Merger, Proxy and Stockholder Vote.

10.        The Company entered into the Business Combination with a third-party entity that owned Legacy Archer. The transaction structure was common for a so-called “de-SPAC.” The Company, originally named Atlas Crest Investment Corp., formed a wholly-owned subsidiary that merged with and into Legacy Archer, with Legacy Archer surviving the merger and becoming a wholly owned subsidiary of the Company. After the de-SPAC, the Company renamed itself to take the name of the private company it had acquired: Archer Aviation Inc. See Exhibit B (Charter).

11.        The Old Charter had to be amended in connection with the Business Combination to enact provisions suitable for a going-concern public corporation. Accordingly, at the same special meeting of Company stockholders called to approve the Business Combination (the “Business Combination Proposal”), the Company’s stockholders were asked to approve other proposals (together with the Business Combination Proposal, the “Proposals”), pertinently:

a.	A proposal to approve various amendments to the Old Charter which would become effective upon the consummation of the merger (the “Charter Proposal”). Among other things, the Charter Proposal stated that the proposed amendment would: (i) increase to 700,000,000 (from 200,000,000) the authorized shares of Class A Common Stock; (ii) increase to 300,000,000 (from 20,000,000) the authorized shares of Class B Common Stock; and (iii) increase to 10,000,000 (from 1,000,000) the authorized shares of Preferred Stock. The Charter Proposal would also implement what is referenced in this Petition as a “Class Vote Opt-Out,” providing that future increases or decreases to the authorized shares of the Company would not require a separate vote of the applicable class.

c.	A proposal to adopt and approve the issuance of 2,244,780 shares of Class A Common Stock and up to 215,995,224 shares of Class B Common Stock, in the Business Combination, as well as the issuance and sale of 60,000,000 shares of Class A Common Stock in PIPE financing to comply with Section 312.03(c) of the NYSE Listed Company Manual (the “NYSE Proposal”).

d.	A proposal to approve the Company’s 2021 Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

e.	A proposal to approve the Company’s 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan Proposal”).

See Exhibit C (Form 8-K, September 14, 2021) at 1-2; Exhibit B.

12.        On August 12, 2021, the Company issued a proxy statement, which stated that these Proposals “require the affirmative vote of a majority of the votes cast by holders of shares of [the Company’s] Common Stock, voting together as a single class at a meeting at which a quorum is present.” Exhibit D (Proxy Statement (Excerpt)) at 6 (emphasis added).2 The proxy also stated that approval of the Charter Proposal “requires the affirmative vote of the holders of a majority of the outstanding shares of [the Company’s] Common Stock, voting together as a single class, and the affirmative vote of the holders of a majority of the [the Company’s] Class B Shares then outstanding, voting separately as a single class.” Id. at 6 (emphasis added). On August 30, 2021, the Company issued a supplement to the proxy statement, which described the voting requirements in similar terms. Exhibit E (Supplement to Proxy) at 6, 9.

[2]	Given the length of the full proxy statement, the Company has limited its submission to an excerpt containing the relevant page range. The Company will make the full proxy statement available at the request of the Court.

13.       The Company stockholders voted on these matters at a special meeting held on September 14, 2021. Each of the Proposals, including the Business Combination Proposal, the Charter Proposal and the NYSE Proposal, were approved by an overwhelming majority of the holders of Company Common Stock, voting together as a single class.3 See Exhibit C at 1-3. Because the Proposals obtained enough votes to satisfy the voting standards described in the proxy materials, the Company caused the Charter to be filed with the Office of the Secretary of State of the State of Delaware on September 16, 2021. Exhibit B.

[3]	Specifically, (i) the Business Combination Proposal received 36,521,874 Common Stock votes for and 1,527,825 Common Stock votes against; (ii) the Charter Proposal received 36,004,873 Common Stock votes for and 2,034,671 Common Stock votes against; and (iii) the NYSE Proposal received 36,263,989 Common Stock votes for and 1,739,931 Common Stock votes against. Additionally, each Proposal received a de minimis number of Common Stock abstentions. Exhibit C at 1-3.

B.	The Possible Share Over-Issuance and Other Validity Issues.

14.        If, under Boxed, the Charter did not validly increase the number of shares of Class A Common Stock authorized for issuance, then (absent validation by this Court) the Company is limited to validly issuing only 200 million shares of Class A Common Stock (the maximum number fixed in the Old Charter).

15.        Starting with the date the de-SPAC Merger closed, the Company has promised or issued shares of Class A Common Stock (and securities convertible, exercisable or settleable for shares of Class A Common Stock) that would, if issued, exceed the authorized number of shares of Class A Common Stock, including the following:

•	156,991,960 shares of Class A Common Stock;
•	83,641,594 shares of Class B Common Stock (under the new Charter, each share of Class B Common Stock was convertible into Class A Common Stock on a 1:1 basis);
•	25,398,947 warrants to purchase Class A Common Stock; and
•	12,772,625 warrants to purchase Class B Common Stock (under the new Charter, each share of Class B Common Stock was convertible into Class A Common Stock on a 1:1 basis).
•	7,453,588 shares of Class A Common Stock, which were reserved for issuance pursuant to the Company’s 2021 Equity Incentive Plan (the “EIP”); and

•	4,969,059 shares of Class A Common Stock, which were reserved for issuance pursuant to its 2021 Employee Stock Purchase Plan (the “ESPP”).[4]

Exhibit F (Form 8-K, September 22, 2021) at 4, 12-13.

16.        Thus, in total, as a result of the de-SPAC Merger, the Company issued over 278 million shares of Class A Common Stock or securities convertible into or exercisable or settleable for Class A Common Stock and authorized the issuance of an additional 12.5 million shares of Class A Common Stock under the EIP and ESPP. This amount well exceeds the 200 million shares of Class A Common Stock authorized under the Old Charter.5

17.        Further compounding the uncertainty clouding the Class A Common Stock, the Company subsequently issued additional shares and securities, including:

i.	On January 1, 2022, the number of shares of Class A Common Stock authorized for issuance under the EIP and ESPP were increased by 3,255,791 shares of Class A Common Stock for the EIP and 1,627,895 for the ESPP. Both increases occurred pursuant to provisions in each plan providing for annual automatic increases in the number of shares reserved for issuance thereunder. Exhibit G (Form S-8, March 14, 2022) at 2.

[4]	The Company also had a number of options and restricted stock units outstanding.

[5]	To determine the number of shares that a corporation may issue on a given date, Section 161 of the DGCL requires the Company to deduct from its total number of authorized shares the number of shares that have already been issued and the number of shares that have been subscribed for or are otherwise committed to be issued.

ii.	In June 2022, the Company increased the number of shares of Class A Common Stock authorized under the EIP by 23,496,329. See Exhibit H (Form 8-K, June 15, 2022).

iii.	On January 3, 2023, the Company and Stellantis N.V. entered into a Forward Purchase Agreement pursuant to which the Company may elect to issue and sell to Stellantis up to $150 million of shares of Class A Common Stock following the satisfaction of certain milestones. Moreover, the Company entered into a Warrant Agreement allowing Stellantis to purchase up to 15 million shares of Class A Common Stock. Exhibit I (Form 8-K, January 9, 2023).

18.       As of October 25, 2022, the total shares of Class A Common Stock outstanding assuming exercise of all warrants , exercise and settlement of all options and restricted stock units awarded by the Company, and conversion of all shares of Class B Common Stock was 323,702,309 shares. Exhibit J (Prospectus, November 18, 2022 (Excerpt)) at 17.6 This figure exceeds the authorized number of shares of Class A Common Stock under the Old Charter by nearly 124 million shares.

19.       Similarly, if a separate class vote was required, other aspects of the Charter Proposal (including the Class Vote Opt-Out) that might be deemed to have adversely affected the rights, powers or preferences of the Class A Common Stock, may be invalid under 8 Del. C. § 242(b)(2). Accordingly, the Company is seeking the validation of the Charter to remedy any defect that might have resulted from the failure to authorize the Charter by the separate class vote of the Class A Common Stock if that vote was required by Section 242(b)(2) of the DGCL.

[6]	Given the length of the full prospectus, the Company has limited its submission to an excerpt containing the relevant page range. The Company will make the full prospectus available at the request of the Court.

C.       The Section 205 Factors Favor Validation

20.        Petitioner respectfully submits that the factors listed for the Court’s consideration in Section 205(d) weigh in favor of validation.

21.        First, the Company, assisted by reputable counsel, believed that a separate class vote was not required—a conclusion reached by many other SPACs. The Company sought stockholder approval to adopt the new Charter, and subsequently issued stock and securities in good faith reliance on the new Charter. Thus, the Charter and the issuance of the securities in reliance on the Charter were approved and effectuated with the good faith belief that the Charter was valid.

22.       Second, the Company and relevant third parties have consistently treated the Charter as valid. The Company and Legacy Archer relied on the new Charter and subsequent issuance of shares as a key part of the Business Combination. The Company has since issued or promised additional shares to employees and others as part of an equity plan, and has issued convertible securities to third parties as part of additional fundraising efforts—all in reliance on the new Charter.

23.        Third, the Company is not aware of any harm that will result from the validation of the Charter. Instead, validation will place the Company and its security holders in the position they have believed they were in following the de-SPAC Merger.

24.        Fourth, the Company, its stockholders, and third parties will be harmed by the failure to validate the Charter and subsequent security issuances. Absent validation, stockholders and other securityholders who received securities convertible, exercisable or settleable for Class A Common Stock in the de-SPAC Merger may not receive the stock or securities with the attributes that were contemplated by the Business Combination, and third parties (including Company employees) who subsequently received stock or securities may not hold the stock and securities they bargained for or were promised.

25.        Further, absent prompt validation, the Company faces a significant threat of irreparable harm. With a cloud over the Charter and subsequent stock issuances, the Company may face difficulties in raising additional financing, providing accurate disclosure in its 10-K regarding its authorized share count, as well as making the necessary SEC filings and conducting business at its upcoming annual meeting. The Company may also face difficulty with employee retention and recruitment if it is unable to issue equity as compensation.

26.        Accordingly, the Company respectfully seeks this Court’s assistance to validate the Charter and the resulting stock and securities issuances in reliance on the Charter, to prevent further significant harm to the Company, its prospects and its stockholders.

COUNT ONE

(Validation Under 8 Del. C. § 205)

27.        The Company repeats and reiterates the allegations above as if set forth fully herein.

28.       The Company is authorized to bring this petition under 8 Del. C. § 205(a).

29.        Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

30.        This Court has the authority under Section 205 to “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock,” “[v]alidate and declare effective any defective corporate act or putative stock,” and “[d]eclare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act.” 8 Del. C. § 205(a)(4), b(2), b(8).

31.        Relief under Section 204 is not as practicable or timely a remedy as validation under Section 205.

32.        The Company effected the Charter with a good faith belief that it was validly approved by the stockholders of the Company.

33.        The Company has treated the Charter as valid, and has, among other things, issued securities in reliance thereon.

34.        On information and belief, market participants and other third parties, including purchasers of shares of Class A Common Stock and other securityholders, have relied on the validity of the Charter, and no persons would be harmed by the validation thereof.

35.        The Company and its stockholders will be irreparably harmed absent relief from this Court.

36.       The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.	Validating and declaring effective the Charter enacting the Charter Proposal, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on September 16, 2021, and all amendments effected thereby;

B.	Validating and declaring effective the securities (and the issuance of the securities) described herein and any other securities issued in reliance on the validity of the Charter, effective as of the original date of issuance of such securities; and

C.	Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Ryan D. Stottmann
Ryan D. Stottmann (#5273)
Evan D. Sweeney (#6930)
Grant E. Michl (#7088)
1201 N. Market Street
Wilmington, DE 19801
(302) 658-9200
Attorneys for Petitioner Archer Aviation Inc.

February 16, 2023

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